                           [LETTERHEAD OF VENABLE LLP]

                                             October 27, 2004

NorthStar Realty Finance Corp.
527 Madison Avenue, 16th Floor
New York, NY 10022

                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have served as Maryland counsel to NorthStar Realty Finance Corp., a
Maryland corporation (the "Company"), in connection with certain matters of
Maryland law arising out of the issuance by the Company of up to 1,375,000 shares (the "Shares") of common stock, $.01 par value per share, of the Company
(the "Common Stock") under the Company's 2004 Omnibus Stock Incentive Plan (the
"Incentive Plan"). The Shares are covered by the above-referenced Registration
Statement, and all amendments thereto (collectively, the "Registration
Statement"), filed by the Company with the United States Securities and Exchange
Commission (the "Commission") under the Securities Act of 1933, as amended (the
"1933 Act").

         In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

         1.  The Registration Statement;

         2.  The Incentive Plan;

         3.  The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the
"SDAT");

         4.  The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

         5.  A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

NorthStar Realty Finance Corp.
October 27, 2004

         6.  Resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof (the "Resolutions"), authorizing the registration and issuance of the Shares and the Incentive Plan, certified as of the date hereof by an officer of the Company;

         7.  A certificate executed by an officer of the Company, dated as of the date hereof; and

         8.  Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

         In expressing the opinion set forth below, we have assumed the following:

         1.  Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

         2.  Each individual executing any of the Documents on behalf of a party
(other than the Company) is duly authorized to do so.

         3.  Each of the parties (other than the Company) executing any of the
Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated
terms.

         4.  All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such
Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all
Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

         5.  The Shares will not be issued or transferred in violation of the restrictions on transfer and ownership of shares of stock of the Company set forth in Article VII of the Charter.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

NorthStar Realty Finance Corp.
October 27, 2004

         1.  The Company is a corporation duly incorporated and existing under the laws of the State of Maryland and is in good standing with the SDAT.

         2.  The issuance of the Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Incentive
Plan, the Registration Statement and the Resolutions, the Shares will be
(assuming that upon such issuance the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common
Stock authorized to be issued under the Charter) validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.
We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

         The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein in the section entitled "Legal Matters" in the
Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the
1933 Act.

                                                     Very truly yours,

                                                     /s/ Venable LLP